SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 1, 2004

Date of Report (Date of Earliest Event Reported)

EBS LITIGATION, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	000-24711	13-3989964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 Park Avenue

New York, New York 10016

(Address of principal executive offices, including zip code)

(212) 682-7474

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On July 1, 2004, the law firm of Friedman, Wang & Bleiberg, P.C. (“FWB”), whose office was the principal office of EBS Litigation, L.L.C. (the “Company”), combined with the law firm of Foley & Lardner LLP (“Foley & Lardner”). As a result of such combination, the principal office of the Company is now maintained at the law office of Foley & Lardner. The address and telephone number of the Company’s principal office remain the same: 90 Park Avenue, New York, New York 10016; and (212) 682-7474, respectively. The Manager of the Company, Peter N. Wang, was formerly a shareholder and officer of FWB and is now a partner in Foley & Lardner; all of the functions previously performed by FWB personnel in assisting the Manager will now be performed by Foley & Lardner personnel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EBS LITIGATION, L.L.C.

By:	/s/ Peter N. Wang
Peter N. Wang, Manager

Date: August 6, 2004